Registration No. 333-216465

As filed with the Securities and Exchange Commission on April 19, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

  Amendment 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Item 501(1)(b)(8)(iii) of Regulation S-K.

SHEMN CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3100 (Primary Standard Industrial Classification Code Number)	37-1836726 (I.R.S. Employer Identification Number)

Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China, 510165

Phone: 323-985-4212

E-mail: inf@shemncorp.com

 (Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Business Filings Incorporated

701 S. Carson St., Suite 200 Carson City, Nevada 89701

Phone: 800-981-7183

(Address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Type of Each Class of Securities to be Registered	Amount to be Registered	(1)	Proposed Maximum Offering Price Per Share	(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,030,000		$0.03		$60,900	$7.06*
TOTAL	2,030,000		$-		$60,900	$7.06*

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

* - Fee was previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHEMN CORP.

2,030,000 Shares of Common Stock

$0.03 per share

This is the underlying offering of common stock of Shemn Corp., and no public market currently exists for the securities being offered. A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are putting forth on a best-effort basis 2,030,000 shares of common stock at a cost of $0.03 per offer in a direct public offering, without any involvement of underwriters or broker-dealers. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise a sufficient amount to cover our expenses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public with no commission or other remuneration payable to him for any shares he may sell. Mr. Sun Kui will sell all the shares registered herein. In offering the securities for our behalf, he will depend on the sheltered harbor from merchant enlistment set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at an altered cost of $0.03 per offer for a time of three hundred and sixty (360) days from the viable date of this prospectus. The offering should end on the prior of (i) the date when the offer of every one of the 2,030,000 shares is finished, (ii) when the Board of Directors concludes that it is to the greatest advantage of the Company to end the offering earlier the fruition of the offer of each of the 2,030,000 shares enrolled under the Registration Statement of which this Prospectus is part or (iii) the 360th day after the powerful date of this prospectus. The offering will not be developed past 360 days from viability.

All acknowledged membership understandings are irreversible. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable. This statement does not limit investors’ rights to seek remedies under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements in this registration statement.

Shemn Corp. currently has limited operation. Any investment in the shares offered herein involves a high degree of risk. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGE 10 THROUGH 15 BEFORE BUYING ANY SHARES OF SHEMN CORP.’S COMMON STOCK. Our independent registered public accountant has issued an audit opinion for Shemn Corp., which includes a statement expressing a doubt as to our ability to continue as a going concern.

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

Any assets got, as a piece of this offering will be instantly stored into the Company’s financial balance. This record is under the Control of the Company and just Mr. Sun Kui, our Chief Executive Officer, Chief Financial Officer and President, will have the ability to approve an arrival of assets from this record. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. By putting the returns of this offering in a different financial balance controlled by the Company, the returns will be promptly accessible to us for general business purposes and also to proceed with our business and operations. In the event that we fail to rise enough capital to start operations investors may lose their whole investment and will not be qualified for a discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED APRIL 19, 2017

TABLE OF CONTENTS

8.    THE OFFERING

10.    RISK FACTORS

16.  USE OF PROCEEDS

16.  DETERMINATION OF OFFERING PRICE

17.  DILUTION

20.  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

22.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

25.  DESCRIPTION OF BUSINESS

28.  MANAGEMENT

30.  EXECUTIVE COMPENSATION

31.  PRINCIPAL STOCKHOLDERS

32.  DESCRIPTION OF SECURITIES

34.  RELATED PARTY TRANSACTIONS

34.  EXPERTS

34.  LEGAL MATTERS

35.  FINANCIAL STATEMENTS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SHEMN CORP.” REFERS TO SHEMN CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 10 and 16, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on September 6, 2016 to start business operations concerned with production of leather purses. For these purposes we will use equipment purchased from Sewing China Co., Ltd. Our office is located at Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China, 510165. Our phone number is 323-985-4212.

We have started business operations concerned with the production of leather items, such as purses, wallets, key holders and related and distribution thereof primarily in China and neighboring countries.

Shemn Corp. has not generated revenues since incorporation to January 31, 2017. As of the day of this filing the Company has signed a sales contract with Guangzhou Accessories Ltd. for the minimum purchasing capacity of $10,000 for future selling of purses, the goods sales agreement is filed as Exhibit 10.1 to the Registration Statement. Our only employee is our sole director and officer, Mr. Sun Kui and he will be devoting approximately 75% of his time to our operations.

As of the date of this prospectus Shemn has identified four customers Guangzhou Accessories Ltd., Guanleather Fashion Accessory Co., Ltd., Doliongol Leather Co., Ltd. and Baggy Lon Dao, Ltd.

•        Our first contract is signed with Guangzhou Accessories Ltd. for the total amount of $10,000 and we are already selling our products to them.

•        There were also revenues generated from Guanleather Fashion Accessory Co., Ltd., total contact with them contain receiving $9,000 of future revenues and is signed for nine (9) months term.

•        Our contacts with Doliongol Leather Co., Ltd. and Baggy Lon Dao, Ltd. are signed for the total amount of $6,800 and $8,350 respectively.

The Company is in negations with one company, our fifth potential customer, Guangzhou Leat Garment Co., Limited at the moment and expecting to sing an agreement for selling leather products with them in the nearest future.

In total the Company has signed four contracts with four customers for the total amount of $34,150 during last couple of months. Under these contracts Shemn has received revenues to the date. Under verbal negotiations with our fifth potential customer we are expecting to sign agreement with them for the amount $11,500.

We require a base subsidizing of around $15,225 to direct our business throughout the following 12 months, and if we cannot get this level of financing our director has verbally agreed to loan needed funds to us. The Company is utilizing and will continue utilize funds from our sole officer and director who has verbally agreed to get an interest-free loan as indicated by a verbal agreement finished up between Mr. Sun Kui and Shemn Corp., which is recorded as Exhibit 10.1. The amount of the verbal agreement is $50,000. In case of offering under half, for instance 30%, 25%, 10% or 5% of the offered shares from this offering the Company will receive an interest-free loan from Sun Kui.

We are a company that has no revenues since incorporation to January 31, 2017 and limited operations; we have assets as represented by a Lockstitch machine provided by Sewing China Co., Ltd., a purchased webpage (www.shemncorp.com) and have incurred losses of $45 since inception. Our independent registered public accountant has issued an audit opinion for Shemn Corp., which includes a statement expressing a doubt as to our ability to continue as a going concern.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISKS ASSOCIATED WITH OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 13 of this prospectus.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

To date, the only operations we have engaged in is purchasing of a Lockstitch machine (provided by Sewing China Co., Ltd.) and subsidiary raw materials in China such as Sheep leather for purses and bags, Silver magnetic purse snap clasps, Sewing needles kit with leather waxed thread, Cord drilling awl and thimble for leather repair, Leather Eco-Flo gum, Leather dye, the purchase of a webpage (www.shemncorp.com), development of a business plan and the Company started its operation process.

As of the day of this filing the Company has signed a sales contract with Guangzhou Accessories Ltd. for the minimum purchasing capacity of $10,000 for future selling of purses. We intend to use the net proceeds from this offering to enhance our production capacities and expand geographically our business operations (See “Description of Business” and “Use of Proceeds”).

As of the date of this prospectus Shemn has identified four customers Guangzhou Accessories Ltd., Guanleather Fashion Accessory Co., Ltd., Doliongol Leather Co., Ltd. and Baggy Lon Dao, Ltd.

•        Our first contract is signed with Guangzhou Accessories Ltd. for the total amount of $10,000 and we are already selling our products to them.

•        There were also revenues generated from Guanleather Fashion Accessory Co., Ltd., total contact with them contain receiving $9,000 of future revenues and is signed for nine (9) months term.

•        Our contacts with Doliongol Leather Co., Ltd. and Baggy Lon Dao, Ltd. are signed for the total amount of $6,800 and $8,350 respectively.

The Company is in negations with one company, our fifth potential customer, Guangzhou Leat Garment Co., Limited at the moment and expecting to sing an agreement for selling leather products with them in the nearest future.

In total the Company has signed four contracts with four customers for the total amount of $34,150 during last couple of months. Under these contracts Shemn has received revenues to the date. Under verbal negotiations with our fifth potential customer we are expecting to sign agreement with them for the amount $11,500.

Continues from this offering are required for us to continue with our business plan throughout the following twelve months. We require least subsidizing of roughly $15,225 to lead our proposed operations and pay all costs for a base time of one year incorporating costs connected with this offering and keeping up a reporting status with the SEC. If Company needs we plan to get an interest- free loan from Sun Kui as indicated by a verbal agreement closed between Mr. Sun Kui and Shemn Corp., which is recorded as Exhibit 10.3. The amount of the verbal agreement is $50,000.

Even if we raise $15,225 from this offering or more, we may need more funds to develop growth scheme and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	SHEMN CORP.
The offering:	Self-underwritten, best efforts offering with no minimum subscription requirement.
Securities Being Offered:	2,030,000 shares of common stock
Total Amount Of Shares Of Common Stock Outstanding After The Present Offering:	5,030,000 shares
Price Per Share:	$0.03
No Revocation:

Once you submit a subscription agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable. This statement does not limit investors’ rights to seek remedies under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements in this registration statement.

Duration of the Offering:

The shares will be offered for a time of three hundred and sixty (360) days from the successful date of this prospectus. The offering should end on the prior of (i) the date when the offer of every one of the 2,030,000 shares is finished, (ii) when the Board of Directors concludes that it is to the greatest advantage of the Company to end the offering earlier the culmination of the offer of each of the 2,030,000 shares enrolled under the Registration Statement of which this Prospectus is part or (iii) the 360th day after the compelling date of this prospectus. The Company will convey stock testaments owing to shares of common stock acquired straightforwardly to the buyers inside thirty days (30) of the end of the advertising.

Gross Proceeds if 100% of the Shares Are Sold	$60,900
Gross Proceeds if 75% of the Shares Are Sold	$45,675
Gross Proceeds if 50% of the Shares Are Sold Gross Proceeds if 25% of the Shares Are Sold	$30,450 $15,225 Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held exclusively by our sole officer and executive Sun Kui.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Address:	Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China, 510165
Telephone Number:	323-985-4212

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

• The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

• The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

• The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

• The date on which such issuer is deemed to be a `large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

• A requirement to have only two years of audited financial statements and only two years of related MD&A;

• Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

• Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

• No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The data contained in this prospectus, including the documents consolidated by reference into this prospectus, incorporates a few proclamations that are not simply verifiable or do not identify with present actualities or conditions which might be considered as forward-looking statements. Such forward-looking statements incorporate, yet are not restricted to, proclamations with respect to our Company and administration’s desires, trusts, convictions, aims or techniques in regards to the future, including our budgetary standing, consequences of operations, and the normal effect of the offering on the gatherings’ individual and consolidated money related execution. Moreover, any announcements that allude to projections, conjectures or different portrayals of future occasions or circumstances, including any hidden suspicions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and comparative expressions, or the negatives of such terms, may recognize forward-looking statements, yet the nonappearance of these words does not imply that an announcement is not forward-looking.

The forward-looking statements contained in this prospectus depend on current desires and convictions concerning future improvements and the potential impacts on the gatherings and the exchange. There can be no confirmation that future advancements really influencing us will be those foreseen. These forward-looking statements include various dangers, vulnerabilities (some of which are past the gatherings’ control) or different suspicions that may bring about genuine results or execution to be tangibly unique in relation to those communicated or inferred by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business performance and financial standing could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

We have limited operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on September 6, 2016 and have limited operations. We have generated no revenues as of January 31, 2017. Our net loss from inception to January 31, 2017 is $45. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income.

We have no revenues as of January 31, 2017 and our ability to sustain our operations is dependent on our ability to rise financing. Our independent registered public accountant has expressed doubt about our ability to continue as a going concern.

We have incurred net losses of $45 for the period from our inception on September 6, 2016 to January 31, 2017, and have no revenues as of January 31, 2017. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the production and distribution of our products. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. We do, however, anticipate that we will require approximately $15,225 over the next 12 months in order to continue operations. These factors raise doubt that we will be able to continue as a going concern.

We require minimum funding of approximately $15,225 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, we will obtain funding under the verbal agreement concluded with Mr. Sun Kui, which is filed as Exhibit 10.3. The amount of the verbal agreement is $50,000.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, our operations may be harmed.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably our operations will be harmed.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

If Sun Kui, our current sole officer and director, should resign or die, we will not have a chief executive officer, which could result in the cessation of our operation. If that should happen, you could lose your investment.

We extremely depend on the services of our sole officer and director, Sun Kui, for the future success of our business. The loss of the services of Sun Kui could have an adverse effect on our business performance and financial standing. If he should resign or die, we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that case it is possible you could lose your entire investment.

Because our principal assets are located outside of the United States and Sun Kui, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Sun Kui, or to enforce a judgment rendered by a United States court against us or Mr. Sun Kui.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident, and our headquarters together with assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States or to enforce a judgment obtained in the United States against us or our officer and director, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Since all our assets will be located outside U.S. it may be difficult for U.S. investors to collect a judgment against us. Additionally they will be outside of the jurisdiction of United States courts to administer, if we become subject to an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were located within the United States and subject to United States bankruptcy laws.

Limited daily production can affect our future revenues.

Due to the fact that we have limited production, there is a risk that we will not always succeed in completion of orders. In this regard, we may lose customers, if we carry out the order for a long time and our future revenues will be harmed. In addition to this it can limit our ability to attract new customers. Depends on the quantity of shares sold in this offering, we plan to buy additional equipment for the production and hire workers to help our sole officer and director.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtain a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  As a result, if we file for bankruptcy protection or creditors against us file a petition for involuntary bankruptcy, your funds will become a part of the bankruptcy estate and administered according to the bankruptcy laws. If creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

You may not renounce your membership understanding once it is acknowledged by the Company or get a discount of any assets progressed regarding your acknowledged membership ascension and therefore, you may lose all or a portion of your interest in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable.  The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business operations and accomplish the Company’s objectives. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock. This statement does not limit investors’ rights to seek remedies under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements in this registration statement.

We operate in a competitive industry and compete against many large companies which could harm our business.

There are several established companies that offer similar products, such as Guangzhou Paparazzi Leather Co., Ltd and Evergreen leather. Since they have some years of experience these companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.  We are a new entry into this competitive market and may struggle to differentiate ourselves as a specialist that provides good quality products and individual designed products at reasonable prices than the competition.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Risks Related to Our Common Stock

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.03 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulties selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the SEC declares the Registration Statement relating to this prospectus effective. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $30,450 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

Special note regarding forward-looking statements

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Market for our common stock

Market Information

There is no established public market for our common stock.

After the effective date of the Registration Statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 3,000,000 shares of our common stock since our inception on September 6, 2016. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% respectively of the securities offered for sale by the Company. There is no assurance that we will raise the full $60,900 as anticipated.

	25% of offering the ($15,225)	50% of offering the ($30,450)	75% of offering the ($45,675)	100% of offering the ($60,900)
Gross proceeds	$15,225	$30,450	$45,675	$60,900
Registration Costs	$7,000	$7,000	$7,000	$7,000
Net proceeds	$8, 225	$23,450	$38,675	$53,900
The net proceeds will be used as follows
Legal and Professional fees	$7,000	$7,000	$7,000	$7,000
Lockstitch machine	-	$4,000	$8,000	$12,000
Additional equipment materials	-	$2,000	$3,000	$4,000
Raw materials	$1,000	$5,500	$11,000	$15,000
Website development	-	$450	$1,000	$1,500
Office	-	$1,000	$3,175	$4,000
Marketing campaign	$225	$1,500	$1,500	$3,500
Hire workers	-	$2,000	$4,000	$6,900

The above figures describe only approximate costs. All receipts will be deposited into our corporate financial balance. If we rise less than 25% of the offering proceeds the only expected source of funds to commence planned business activities is a loan from our director. Sun Kui, our sole officer and director, has agreed to loan the company funds to complete the registration process and to maintain a reporting status with the SEC.

No proceeds from this offering together with the registration cost expanses of $7,000 will be used to repay Mr. Sun Kui for any funds advanced for the purpose of completing the registration process. Mr. Kui will not be reimbursed for the $7,000 registration costs from the proceeds of this offering. Mr. Kui will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. We will require a minimum funding of approximately $15,225 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

The funds that were loaned by director Mr. Kui to Shemn will be summarized to the total amount, which is $8,100 as of April 19, 2017, that our director has agreed to loan under verbal agreement will be returned to Mr. Kui in total amount when the Company confidently receive profit from its operations. The information indicated above confirms that Mr. Kui will not receive any funds from the proceeds of the offering. In case if we sell less than 25% of offered shares in this offering we will use loan funds from director Mr. Kui to pay our registration expanses. In case if we sell more than 25% of offered shares in this offering the registration costs expanses will be paid from the offering proceeds accordingly.

Determination of offering price

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Among the factors considered were:

•         Our lack of operating history;

•         The proceeds to be raised by the offering;

•         The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and

•         Our relative cash requirements.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s sole officer and director, Sun Kui, for common equity since the Company’s inception on September 6, 2016. Mr. Sun Kui paid $.001 per share for the 3,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2017, the net tangible book value was $2,955 and the net tangible book value per share was $0.001 based upon 3,000,000 shares outstanding.

If 100% of shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,030,000 shares to be outstanding will be $56,855 or approximately $0.0113 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0103 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0187 per share.

After completion of this offering, if 2,030,000 shares are sold, investors in the offering will own 40.36% of the total number of shares then outstanding for which they will have made cash investment of $60,900, or $0.03 per share. Our existing stockholders will own 59,64% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000 or $0.001 per share.

If 75% of shares are sold:

Upon completion of this offering, in the event 1,522,500 shares are sold, the net tangible book value of the 4,522,500 shares to be outstanding will be $41,630 or approximately $0.0092 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0082 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution per share from $0.03 per share to $0.0208 per share.

After completion of this offering investors in the offering will own 33.67% of the total number of shares then outstanding for which they will have made cash investment of $45,675, or $0.03  per share. Our existing stockholders will own 66.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000 or $0.001 per share.

If 50% of shares are sold:

Upon completion of this offering, in the event 1,015,000 shares are sold, the net tangible book value of the 4,015,000 shares to be outstanding will be $26,405 or approximately $0.0066 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0056 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution per share from $0.03 per share to $0.0234 per share.

After completion of this offering investors in the offering will own 25.28% of the total number of shares then outstanding for which they will have made cash investment of $30,450, or $0.03 per share. Our existing stockholders will own 74.72% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000 or $0.001 per share.

If 25% of shares are sold:

Upon completion of this offering, in the event 507,500 shares are sold, the net tangible book value of the 3,507,500 shares to be outstanding will be $11,180 or approximately $0.0032 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0022 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution per share from $0.03 per share to $0.0268 per share.

After completion of this offering investors in the offering will own 14.47% of the total number of shares then outstanding for which they will have made cash investment of $15,225, or $0.03 per share. Our existing stockholders will own 85.53% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$60,900
Net tangible book value per share after offering	$0.0113
Increase to present stockholders in net tangible book value per share after offering	$0.0103
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum number of shares	5,030,000
Percentage of ownership after offering	59.64%
Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.03
Dilution per share	$0.0187
Capital contributions	$60,900
Number of shares after offering held by public investors	2,030,000
Percentage of ownership after offering	40.36%
Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.03
Dilution per share	$0.0208
Capital contributions	$45,675
Number of shares after offering held by public investors	1,522,500
Percentage of ownership after offering	33.67%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.03
Dilution per share	$0.0234
Capital contributions	$30,450
Number of shares after offering held by public investors	1,015,000
Percentage of ownership after offering	25.28%
Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.03
Dilution per share	$0.0268
Capital contributions	$15,225
Number of shares after offering held by public investors	507,500
Percentage of ownership after offering	14.47%

PLAN OF DISTRIBUTION

Shemn Corp. has 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 2,030,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Sun Kui will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Sun Kui is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Sun Kui will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on transactions in our securities. Mr. Sun Kui is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sun Kui will continue to perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sun Kui will not and has not participated in selling an offering of securities for any issuer more than once every 12 months.

Shemn Corp. will receive all proceeds from the sale of the 2,030,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, there is no guarantee that a market marker will file an application on our behalf, and even if an application is filed; there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

The Company’s shares may be sold to purchasers directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if a qualification requirement is available and with which Shemn Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Shemn Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $7,000.

Offering Period and Expiration Date

This offering will start on the date that this Registration Statement is declared effective by the SEC and continue for a period of three hundred and sixty (360) days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,030,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 2,030,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 360th day after the effective date of this prospectus. We will not accept any money until the SEC declares this Registration Statement effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-        Execute and deliver a subscription agreement; and

-        Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Shemn Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty days (30) of the close of the offering.

All accepted subscription agreements are irrevocable.  Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable. This statement does not limit investors’ rights to seek remedies under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements in this registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We have only recently started our operations. Since incorporation we have generated no incomes from our business operations. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Sun Kui, our sole officer and director, who has concluded a verbal agreement with Shemn Corp., which is recorded as Exhibit 10.3, to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. The amount of the verbal agreement is $50,000. From the period of inception (September 6, 2016) to January 31, 2017 Mr. Sun Kui advanced to the Company $1,600 pursuant to the verbal agreement.

Our auditors have issued a going concern opinion. This means that our auditors believe there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. Our only sources for cash at this time are selling our products to the customers, proceeds from this offering or funds obtained under a verbal agreement concluded between Mr. Sun Kui and Shemn Corp., which is recorded as Exhibit 10.3. The amount of the verbal agreement is $50,000.

We were incorporated in the State of Nevada on September 6, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

From September 6, 2016 (inception) to January 31, 2017, we have incurred accumulated net losses of $45. As of January 31, 2017, we had total assets of $4,555, and total liabilities of $1,600, respectively.

We rent an office which is located at: 89 Songbai E St, Baiyun Qu, Guangzhou Shi, Guangdong Sheng, China, 510405. A copy of the Lease Agreement is filed as Exhibit 10.4 to this Registration Statement.  To meet our needs for cash we are attempting to raise money from this offering and sell our products. If we are unable to successfully find additional customers who will buy our leather purses from us, we may quickly use up the proceeds from Sun Kui, our sole officer and director, who has concluded a verbal agreement with Shemn Corp., which is filed as Exhibit 10.3. The amount of the verbal agreement is $50,000.

If we will sell 25% of shares from this offering we plan to focus our efforts on the production of the purses. In this case we do not plan to spend monies for the development of our website, to set up our office or to hire additional workers to help our sole officer and director Sun Kui with the operation of Lockstitch machines. As of the day of this filing Shemn Corp. has purchased a Lockstitch machine and subsidiary raw materials from Chinese vendor under the purchase agreement filed as Exhibit 10.2 to this Registration Statement. We do not plan to buy an additional Lockstitch machine, if we sell only 25% of shares from this offering.

Depending on the amount of investments raised as a result of this offering we plan to purchase additionally two, four or eight Lockstitch machines.

Our plan of operations is as follows:

Completion of our public offering

We expect to complete our public offering within 360 days after the effectiveness of our Registration Statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds and operating equipment on hand. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Set up Office

Time Frame: 1st-2th month

The office is currently set up with needed supplies and furniture, which Mr. Sun Kui presented to the Company at no charge. Once we expand our operations and attract additional funds we will set up the office with additional equipment. Sun Kui, our sole officer and director will handle our administrative duties. If we sell 25% of offered shares from this offering we will not rent another office for our Company during the first year. If we sell 50% of shares or more we may rent another larger office for our production process. We believe that it will cost between $1,000 and $4,000 to rent and set up a new office and obtain the necessary office equipment.

Develop Our Website

Time Frame: 2rd -5th months

At the point when our office is set up, we expect to start building up our site. The Company already has a webpage www.shemncorp.com filed with basic information. We do not have any composed concurrences with any web creators at the present time. We will not develop our website if we sell only 25% of shares from this offering. If we sell 50% of shares from this offering or more we will hire a web designer to help us design and develop it. We believe that it will cost between $450 and $1,500 for our webpage to be operational, depending on the amount of investments raised. We believe it will take up to 90 days to build our site. It will include more information about our items and an online ordering feature.  Overhauling and enhancing our site will proceed through the life of our operations.

Negotiate agreements with potential customers

Time Frame: 4th -12th months

On our next step of development we will contact and begin arrangement with our potential clients. We will arrange terms and states of joint effort. In the beginning we plan to concentrate on wholesale clients that have accessory stores and individual orders. As a last phase of business sector development, we plan to grow our business sector to corporate customers. We cannot promise that a larger customer base can be realized, in which case our business might be harmed. Shemn Corp. is currently in negotiations with one additional potential customer Amanda Intl Group, which is interested in our product and we are planning to sign sales agreement with them in the very near future.

Commence Marketing Campaign

Time Frame: 6th -12th months

We plan to utilize promotional methodologies, for example, web commercials, direct mailing and telephone calls to secure potential clients. We trust that we will begin to see results from our promotional efforts inside 120 days from introduction. We likewise will utilize advertising on Facebook, Instagram and Twitter to publicize our items and company. In addition to this in the next twelve months, we hope to attend trade shows, advertise by word of mouth and possible reach out to local businesses to sell our products. Depending on the amount of investments raised as a result of this offering we plan to spend from $225 to $3,500 on showcasing endeavors amid the primary year. Advertising is a progressing matter that will be kept throughout the life of our operations.

Regardless of the possibility that we can get an adequate customer base toward the end of the twelve-month time frame, there is no assurance that we will have the capacity to bring in new customers and/or retain enough current customers to legitimize our operations.

Hire Employees

Time Frame: 8th -12th months

If we sell 25% of shares in this offering we do not plan to hire any workers, Sun Kui, our director and sole officer, will operate the production by himself. If we sell at least 50% of the shares in this offering, we intend to hire two assistants, if we sell at least 75% of the shares there will be four assistants, and eight assistants with sales manager, in the event we sell 100% of the shares, to help our sole officer and director Sun Kui with the operation of Lockstitch machines. This will help Mr. Sun Kui to focus more on distribution, marketing and to set up agreements with new customers to buy our leather purse products. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

In summary, we expect to be in full operation and selling our product within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate significant revenues and there is no guarantee that we will be able to raise funds through this offering. In this case in order to continue operations we plan to utilize funds from Mr. Sun Kui. If we are unable to attract additional customers and cannot generate sufficient revenues to continue operations, we will obtain funds from Mr. Sun Kui and Shemn Corp.

Sun Kui, our sole officer and director, will be devoting approximately 75% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Sun Kui has agreed to commit more time as required. Because Mr. Sun Kui will only be devoting limited time to our operations at the current stage of production, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted which could result in a lack of revenues.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated no revenues since inception to January 31, 2017. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Results of operations

From Inception September 6, 2016 to January 31, 2017

During the period we incorporated the Company, and prepared a business plan. We have generated no revenues since our inception on September 6, 2016  to January 31, 2017 and incurred net losses of $45.

Our total assets at January 31, 2017 were $4,555, consisting from cash and one prepaid Lockstitch machine purchased from Sewing China Co., Ltd., and prepaid additional raw materials, such as sheep leather for purses and bags, silver magnetic purse snap clasps, sewing needles kit with leather waxed thread, cord drilling awl and thimble for leather repair, Leather Eco-Flo gum, leather dye and additional equipment materials purchased from the same company and a website (www.shemncorp.com). We currently anticipate that fees associated with reporting obligations will increase over the next 12 months as a result of becoming a reporting company with the SEC.

Liquidity and capital resources

As of January 31, 2017, the Company had $4,555 worth of assets and our liabilities were $1,600. As of this date Sun Kui, our sole officer and director has loaned to the Company $1,600. The current available capital of the Company is not sufficient to remain operational. We require minimum funding of $15,225 from this offering to implement our business plan. Since inception, 3,000,000 shares of common stock were outstanding and owned to our sole officer and director at the price of $0.001 per share, for aggregate proceeds of $3,000.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will manage to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this Registration Statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Sun Kui, has concluded a verbal agreement with the Shemn Corp. in order to fund completion of the registration process and to maintain the reporting status with SEC.

Our auditors have issued a “going concern” opinion, meaning that there is a doubt we can continue as an on-going business for the next twelve months unless we obtain additional capital. Our only sources for cash at this time are investments by others in this offering, selling products and loans from our director. We must raise cash to implement our plan and stay in business. If 25% of shares are sold for the gross proceeds of $15,225 it will likely allow us to operate for at least one year and have the capital resources required covering the material costs with becoming a publicly reporting company.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

Overview

Shemn Corp. was incorporated in Nevada on September 6, 2016. We are a start-up business company. We produce leather fashion design items. Leather items like no other inherent style expresses a beauty, elegance and status. Leather does not go out of fashion; it is not subject to volatile tendencies. Therefore, buying a bag or purse from leather material you receive quality product and will follow the trends. Presentable leather purse, business card holder or housekeeper in fashion tone will be the final touch for a perfect image of a successful person. In the future we plan to produce products of select "Accessories" including: business card holders, key holders, covers for auto documents, passport covers and, money clips.

Target Market

Our President and Director, Sun Kui, will showcase our items with potential clients and wholesale purchasers. We expect to create and maintain a database of potential corporate customers who might be interested in our items. We will reach out to these customers intermittently and offer them free samples, presentations and rebates.

We plan to deliver our product to accessory shops and arts and craft festivals and trade shows. Shemn Corp. is currently in negotiations with one additional potential customer Amanda Intl Group, which is interested in our product and we are planning to sign sales agreement with them in the very near future.

Marketing and Sales

At this early stage of our operation, our officer and director is expected to handle all marketing and sales efforts. We do not have any specific marketing channels in place at this point to be able to market our services to potential customers. But, in the next twelve months, we hope to attend trade shows, advertise by word of mouth and possible reach out to local businesses to sell our products.

Referrals from current customers that were pleased with our level of product will be our most efficient form of marketing.

To promote our leather products, we will develop our website and fill it with information and images of our products and we will also cooperate with other specialized sites and online stores to market our fashion items. We plan to use local advertising as well, such as billboards and searching for local buyers.

We plan to affix on every product, a business card that will include information about the company, information about the product and contact details. We will develop a discount system for our partners and clients. We can also make individual and unique products designed by our customers. Shemn Corp. is planning to open its own online store in the future.

We have singed an agreement with Guangzhou Accessories Ltd. for the total amount of sales of $10,000. Under this agreement our customer has the right to returnt purchsed items from us if there are fund any defects or non sutisfactions of the quality of the products. Shemn Corp. from its side will have to return the money back to the customer in case if such cituation occure.

The agreement with our second customer Guanleather Fashion Accessory Co., Ltd. is signed for the total amount of $9,000. The time terms of this agreement is nine months. The payment under this contract can be divided to four payments. Under this agreement our customer also has the right to returnt purchsed items from us if there are fund any defects or non sutisfactions of the quality of the products. Shemn Corp. from its side will have to return the money back to the customer in case if such cituation occure.

The agreement with our third customer Doliongol Leather Co., Ltd. is signed for the terms of four months and for the total amount of $6,800. Buyer has the right to divide payment in two parts. Under this agreement our customer has the right to returnt purchsed items from us if there are fund any defects or non sutisfactions of the quality of the products. Shemn Corp. from its side will have to return the money back to the customer in case if such cituation occure.

The agreement with our forth customer Baggy Lon Dao, Ltd. is signed for the total amount of $8,350. Under this agreement our customer has the right to returnt purchsed items from us if there are fund any defects or non sutisfactions of the quality of the products. Shemn Corp. from its side will have to return the money back to the customer in case if such cituation occure.

As of the date of this prospectus Shemn has identified four customers Guangzhou Accessories Ltd., Guanleather Fashion Accessory Co., Ltd., Doliongol Leather Co., Ltd. and Baggy Lon Dao, Ltd.

•        Our first contract is signed with Guangzhou Accessories Ltd. for the total amount of $10,000 and we are already selling our products to them.

•        There were also revenues generated from Guanleather Fashion Accessory Co., Ltd., total contact with them contain receiving $9,000 of future revenues and is signed for nine (9) months term.

•        Our contacts with Doliongol Leather Co., Ltd. and Baggy Lon Dao, Ltd. are signed for the total amount of $6,800 and $8,350 respectively.

The Company is in negations with one company, our fifth potential customer, Guangzhou Leat Garment Co., Limited at the moment and expecting to sing an agreement for selling leather products with them in the nearest future.

In total the Company has signed four contracts with four customers for the total amount of $34,150 during last couple of months. Under these contracts Shemn has received revenues to the date. Under verbal negotiations with our fifth potential customer we are expecting to sign agreement with them for the amount $11,500.

Equipment and raw materials

We use Lockstitch machine with bottom and variable top movement GOLDEN WHEEL CS-5850N-BT-F + Desk CS-5850-BT.

Lockstitch machine specifications

Stitch length	5 mm
Lifting height	5.5 / 13 mm
lubrication	Automatic
The maximum sewing speed	4500 v / min
Programming operations	Thread trimming, auto hold, needle positioning, programming of the number of stitches
Presser foot lift	Automatic
Needle type	DBx1 №90 (65-110)
Weight	65 kg

Additional Equipment

Item
Hand Press for installation of accessories
Tandy Leather Table Top Lace Cutter
8 Inch Knife Edge Dressmaker's Shears
Stitching Awl with 1-1/4" Diamond Shape Blade
Sewing Needles Kit with Leather Waxed Thread Cord Drilling Awl and Thimble for Leather Repair
Multi-size Wood Slicker Burnishes
Leather Factory Wool Daubers 5"

Raw Materials

Item
Sheep Leather
Silver Magnetic Purse Snap Clasps
Sewing Needles Kit with Leather Waxed Thread Cord Drilling Awl and Thimble for Leather Repair
Leather Eco-Flo Gum
Leather Dye
Furniture

Competition

We know that there are a number of obstacles to entering the market of leather purses and wallets and the competition is rather high. There are several companies (Guangzhou Paparazzi Leather Co., Ltd, Evergreen leather) that offer comparative items and we will have to compete with them. We see the main competitive advantage of our competitors in the established customer base and marketing outlets. Our main advantage will be individual approach to every client. We will make our product with quality leather fabric without using leatherette. We expect to be able to compete by providing good quality products at reasonable prices.

Employees

One person can operate our production line. We currently have no employees, other than our sole officer and director Sun Kui.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Description of property

The Company has signed rental agreement for a 1-year term as of 27 of January 2017. We believe that considering our business processes, we need a small place for production about 50 square meters. A copy of the Lease Agreement is filed as Exhibit 10.4 to this Registration Statement. Our monthly fee rate is $470.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Sun Kui	39	President, Principal Executive Officer, Secretary, Treasurer,
Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China, 510165		Principal Financial Officer, Principal Accounting Officer
		And sole member of the Board of Directors.

Mr. Sun Kui has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on September 6, 2016.  Mr. Sun Kui owns 100% of the outstanding shares of our common stock. For the past five years he has been a business administrator and then a head administrator at Yaumin Textile Co., Ltd, were he was working as part of a team and supporting the office administrator, he was responsible for the day-to-day tasks and administrative duties of the office including covering the reception area and as head administrator he was responsible for providing an efficient and professional administrative and clerical service to colleagues, managers and supervisors to facilitate the efficient operation of the office. Mr. Sun Kui was employed at as administrator in period from March 2010 to September 2012 and as head administrator in period from October 2012 to September 2015.

Mr. Sun Kui intends to devote close to 75% of his time to planning and organizing activities of Shemn Corp.

In the past ten years, Mr. Sun Kui has not been the subject to any of the following events:

1.   Any bankruptcy petition filed by or against any business of which Mr. Sun Kui was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.   An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Sun Kui’s involvement in any type of business, securities or banking activities.

4.  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.   Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.    Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.    Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                            i.  Any Federal or State securities or commodities law or regulation; or

                            ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                           iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.       Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

The director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our Board of Directors and hold office until removed by the Board or until his resignation appoints our officer.

Director Independence

Our board of directors is currently composed of one member, Sun Kui, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

 EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the three months ending January 31, 2017 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Sun Kui President	January 31, 2017	0	0	0	0	0	0	0	0

We have no work concurrences with our sole officer and executive. We do not examine going into any occupation understandings until such time as we start gainful operations. Mr. Sun Kui will not be repaid after the offering and preceding beneficial operations. There is no affirmation that we will ever produce extra incomes from our operations.

The pay examined in this delivers all remuneration recompensed to, earned by, or paid to our named official officers.

There are no other investment opportunity arranges, retirement, annuity, or benefit sharing arrangements for the advantage of our officers and chiefs other than as portrayed in this.

Compensation of Directors

The individual from our top managerial staff is not made up for his administrations as a chief. The board has not actualized an arrangement to honor alternatives to any executives. There are no legally binding plans with any individual from the governing body. We have no executive’s administration contracts.

DIRECTOR’S COMPENSATION TABLE

Name and Principal Position	Year	Fees Earned or Paid in Cash (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Sun Kui President	January 31, 2017	0	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Common Stock [2]
Common Stock	Sun Kui Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China, 510165	3,000,000	100%

[1] The person named above may be deemed to be a ”parent” and ”promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Sun Kui is the only ”promoter” of our company.

[2] The percentages below are based on 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Future sales by existing stockholders

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application; hence there is no guarantee that a market marker will file an application on our behalf. Even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who own 3,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized common stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

-       Have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

-       Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-       Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in their name on the record of shareholders. Except, as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Sun Kui, our sole officer and director will offer our securities to his personal friends and family in China and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Sun Kui will personally and individually contact each investor. Mr. Sun Kui has no experience in selling securities to investors. Mr. Sun Kui will not purchase securities in this offering.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders’ Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include a  ny merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

 RELATED PARTY TRANSACTIONS

On November 31, 2016, we issued a total of 3,000,000 shares of restricted common stock to Sun Kui, our sole officer and director in consideration of $3,000. Mr. Sun Kui is a sole promoter of our Company.

Further, Mr. Sun Kui has advanced funds to us under a verbal agreement concluded between Mr. Sun Kui, and us, which is filed as Exhibit 10.3. The amount of the verbal agreement is $50,000. As of January 31, 2017, Mr. Sun Kui advanced us $1,600. The money is due on demand and Mr. Sun Kui will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sun Kui. Mr. Sun Kui will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. The obligation to Mr. Sun Kui does not bear interest.

 INTEREST OF NAMED EXPERTS AND COUNSEL

BF Borgers CPA PC has audited our financial statements for the period from inception to January 31, 2017, included in this prospectus, BF Borgers CPA PC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

Joseph LaCome, LaCome Law with an office location at 1 East Washington St., Suite 500, Phoenix, AZ  85004 has given an opinion on the validity of the securities being registered, which appears as an exhibit to this registration statement. We have retained the Firm solely for the purpose of providing this opinion. Joseph LaCome, LaCome Law has no direct or indirect interest in us.

LEGAL MATTERS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis through filing a Form 10-K; a firm of Certified Public Accountants will audit the statements.

Our financial statements from inception (September 6, 2016) to January 31, 2017 (unaudited) immediately follow:

Shemn Corp.

FINANCIAL STATEMENTS

January 31, 2017

Shemn Corp.

TABLE OF CONTENTS

From September 6, 2016 (inception) to January 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Shemn Corp.:

We have audited the accompanying balance sheet of Shemn Corp. (“the Company”) as of January 31, 2017 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period September 6, 2016 (inception) through January 31, 2017. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Shemn Corp., as of January 31, 2017, and the results of its operations and its cash flows for the period September 6, 2016 (inception) through January 31, 2017, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Lakewood, CO
March 2, 2017

Shemn Corp.

BALANCE SHEET

January 31, 2017

(AUDITED)

ASSETS	January 31, 2017
Current Assets
Cash and cash equivalents	$555
Prepaid expenses	4,000
Total Current Assets	$4,555

Total Assets	$4,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Related Party Loans	1,600
Total Current Liabilities	$1,600

Total Liabilities	$1,600

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized,3,000,000 shares issued and outstanding	3,000
Additional paid in capital	-
Accumulated income (deficit)	(45)
Total Stockholder’s Equity	$2,955

Total Liabilities and Stockholder’s Equity	$4,555

See accompanying notes, which are an integral part of these financial statements

Shemn Corp.

STATEMENT OF OPERATIONS

From September 6, 2016 (inception) to January 31, 2017

(AUDITED)

From September 6, 2016 (Inception) to January 31, 2017

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	45
TOTAL OPERATING EXPENSES	(45)

NET INCOME (LOSS) FROM OPERATIONS	(45)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(45)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	49,315

See accompanying notes, which are an integral part of these financial statements

Shemn Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From September 6, 2016 (inception) to January 31, 2017

(AUDITED)

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’
	Shares	Amount	Capital		Equity

Inception, September 6, 2016	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on January 26, 2017	3,000,000	3,000	-	-	3,000

Net loss for the period ended January 31, 2017	-	-	-	(45)	(45)

Balance, January 31, 2017	3,000,000	$3,000	$-	$(45)	$2,955

See accompanying notes, which are an integral part of these financial statements

Shemn Corp.

STATEMENT OF CASH FLOWS

From September 6, 2016 (inception) to January 31, 2017

(AUDITED)

From September 6, 2016 (Inception) to January 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(45)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in Prepaid expenses	(4,000)
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,045)

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	1,600
Proceeds from sale of common stock	3,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,600

NET INCREASE IN CASH	555

Cash, beginning of period	-

Cash, end of period	$555

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes, which are an integral part of these financial statements

Shemn Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Shemn Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on September 6, 2016 and commenced to produce leather purses. Leather items like no other inherent style, beauty, elegance and status. Leather does not go out of fashion; they are not subject to its volatile tendencies.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from September 6, 2016 (inception) through January 31, 2017.  The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is a doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is January 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $555 of cash equivalents as of January 31, 2017.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $4,000 in prepaid equipment and raw materials as of January 31, 2017.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $0 in raw materials inventory as of January 31, 2017.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of necessary equipment is 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Shemn Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Accounts Payable

Accounts Payable discloses a liability to a creditor, carried on open account, usually for purchases of goods and services. The Company had $0 in accounts payable as of January 31, 2017.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to January 31, 2017, the Company has generated no revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from September 6, 2016 (inception) through January 31, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Shemn Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from September 6, 2016 (inception) through January 31, 2017 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees.

Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures. In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory.

Shemn Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – LOAN FROM DIRECTOR

During the period from September 6, 2016 (inception) through January 31, 2017, our sole director has loaned to the Company $1,600. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $1,600 as of January 31, 2017.

Note 5 – RELATED PARTY

During the period from September 6, 2016 (inception) through January 31, 2017, our sole director has loaned to the Company $1,600. This loan is unsecured, non-interest bearing and due on demand.

On January 26, 2017 the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share par value.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 26, 2017 the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share par value. Par value was used because company has just begun and has no value beyond par value at this stage.

There were 3,000,000 shares of common stock issued and outstanding as of January 31, 2017.

Note 7 – GENERAL AND ADMINISTRATIVE EXPENSES

During the period from September 6, 2016 (inception) through January 31, 2017 the Company incurred $45 in general and administrative expenses, that consists of $45 in bank charges.

Shemn Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Note 8 – COMMITMENTS AND CONTINGENCIES

Company has entered into two year rental agreement for a $470 monthly fee, starting on February 1, 2017. Leased premises is served as both office and production facility.

Term of lease	Price per month	Q-ty months	Total amount of commitments
February 1, 2017 – February 28, 2019	$470	25	$11,750

Note 9 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of January 31, 2017 the Company had net operating loss carry forwards of approximately $45 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at January 31, 2017 was approximately $16. The net change in valuation allowance during the year ended January 31, 2017 was $16. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of January 31, 2017.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From September 6, 2016 (Inception) to January 31, 2017
Non-current deferred tax assets:
Net operating loss carry forward	$(45)
Valuation allowance	$45
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 35% differs from the expected tax benefit for the year ended January 31, 2017 as follows:

From September 6, 2016 (Inception) to January 31, 2017
Computed “expected” tax expense (benefit)	$(16)
Change in valuation allowance	$16
Actual tax expense (benefit)	$-

Shemn Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2017

(AUDITED)

Note 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2017 through March 2, 2017, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements, other than Company has entered into two year rental agreement for a $470 monthly fee, starting on February 1, 2017.

PROSPECTUS

2,030,000 SHARES OF COMMON STOCK

SHEMN CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2017, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$7.06
Auditors Fees and Expenses	$4,000.00
Legal Fees and Expenses	$1,500.00
Transfer Agent Fees	$1,000.00
EDGAR Agent Fees	$500.00
TOTAL	$7,007.06

(1) All amounts are estimates, other than the SEC’s registration fee.

 ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses, which such offer, or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Sun Kui	January 26, 2017	3,000,000	$3,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion: Legality and Consent of Joseph LaCome, LaCome Law
10.1* 10.2* 10.3* 10.4* 10.5* 10.6* 10.7*

Goods Sales Agreement with first customer

Purchase agreement

Verbal Agreement

Lease Agreement

Goods Sales Agreement with second customer

Goods Sales Agreement with third customer

Goods Sales Agreement with forth customer

23.1 99.1*	Consent of BF Borgers CPA PC Subscription Agreement

*- Documents that were previously filed.

ITEM 17. UNDERTAKINGS

 The undersigned Registrant hereby undertakes:

 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)   Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

 3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

 4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

 (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

 (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

 (d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in China on April 19, 2017.

SHEMN CORP.
By:	/s/	Sun Kui
	Name:	Sun Kui
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the following person in the capacities and on the dates indicated has signed this Registration Statement.

Signature	Title	Date

/s/ Sun Kui
Sun Kui	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 19, 2017